UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2024

Royalty Pharma plc

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39329	98-1535773
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street
New York, New York 10022
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 10, 2024, Royalty Pharma plc (the “Issuer”) closed its previously announced offering of $500 million aggregate principal amount of 5.150% Senior Notes due 2029 (the “2029 Notes”), $500 million aggregate principal amount of 5.400% Senior Notes due 2034 (the “2034 Notes”) and $500 million aggregate principal amount of 5.900% Senior Notes due 2054 (the “2054 Notes” and, together with the 2029 Notes and the 2034 Notes, the “Notes”). The Notes were issued under the indenture (the “Base Indenture”), dated as of September 2, 2020, among the Issuer, Royalty Pharma Holdings Ltd (the “Guarantor”) and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a third supplemental indenture (the “Third Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), dated as of June 10, 2024, among the Issuer, the Guarantor and the Trustee. The Notes are guaranteed on a senior unsecured basis by the Guarantor.

The 2029 Notes bear interest at a fixed rate of 5.150% per annum, and interest will be payable on March 2 and September 2 of each year, beginning March 2, 2025, until the maturity date of September 2, 2029. The 2034 Notes bear interest at a fixed rate of 5.400% per annum, and interest will be payable on March 2 and September 2 of each year, beginning March 2, 2025, until the maturity date of September 2, 2034. The 2054 Notes bear interest at a fixed rate of 5.900% per annum, and interest will be payable on March 2 and September 2 of each year, beginning March 2, 2025, until the maturity date of September 2, 2054. The Issuer may redeem the Notes at such times and at the redemption prices as provided for in the Indenture. The Indenture also contains certain covenants as set forth in the Indenture and requires the Issuer to offer to repurchase the Notes upon certain change of control events.

The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture attached as Exhibit 4.1 hereto and (ii) the Third Supplemental Indenture attached as Exhibit 4.2 hereto and the form of the Notes included therein, which are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of September 2, 2020, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-39329), filed with the SEC on September 2, 2020).

4.2	Third Supplemental Indenture, dated as of June 10, 2024, among Royalty Pharma plc, Royalty Pharma Holdings Ltd and Wilmington Trust, National Association, as Trustee.

4.3	Form of 5.150% Senior Notes due 2029 (included in Exhibit 4.2 hereto).

4.4	Form of 5.400% Senior Notes due 2034 (included in Exhibit 4.2 hereto).

4.5	Form of 5.900% Senior Notes due 2054 (included in Exhibit 4.2 hereto).

5.1	Opinion of Davis Polk & Wardwell LLP with respect to the Securities.

5.2	Opinion of Davis Polk & Wardwell London LLP with respect to certain matters of English law.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

23.2	Consent of Davis Polk & Wardwell London LLP (included in Exhibit 5.2).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2024

ROYALTY PHARMA PLC

By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer